UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 6, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

EnLink Midstream, LLC (the “Registrant”) indirectly owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in EnLink Midstream Partners, LP (the “Partnership”).

The Registrant is furnishing the following unaudited supplemental financial information for the quarter ended June 30, 2014 as Exhibit 99.1: (i) the Partnership’s results of operations excluding the operations of EnLink Midstream Holdings, LP (“EMH”); (ii) the results of operations of 100% of EMH on a stand-alone basis; (iii) the elimination of 50% of the net income of EMH attributable to the non-controlling interest in EMH held by the Registrant; and (iv) the Partnership’s results of operations on a consolidated basis.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Unaudited Supplemental Financial Information of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated August 6, 2014, filed with the Commission on August 7, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: August 6, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Unaudited Supplemental Financial Information of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated August 6, 2014, filed with the Commission on August 7, 2014).